EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-257061, 333-207645, 333-198015, 333-175121, and 333-106886) on Form S-8 and registration statements (Nos. 333-261307 and 333-224071) on Form S-3 of our reports dated March 15, 2022, with respect to the consolidated financial statements of Dollar Tree, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Norfolk, Virginia
March 15, 2022